Exhibit 99.1

KELLY SERVICES® REPORTS
FIRST QUARTER 2018 EARNINGS

Financial Highlights

•	Q1 revenue up 6.2%; up 3.5% in constant currency

•	Q1 operating earnings down 26%, down 36% on an adjusted basis

•	Q1 earnings per share of $0.74 compared to $0.31, or $0.32 compared to $0.35 on an adjusted basis

TROY, MI (May 10, 2018) -- Kelly Services (Nasdaq: KELYA) (Nasdaq: KELYB), a global leader in providing workforce solutions, today announced results for the first quarter of 2018.

George S. Corona, President and Chief Executive Officer, announced revenue for the first quarter of 2018 totaled $1.4 billion, a 6.2% increase, or 3.5% in constant currency, compared to the corresponding quarter of 2017.

Earnings from operations for the first quarter of 2018 totaled $12.0 million, compared to the $16.4 million reported for the first quarter of 2017. Included in earnings from operations in the first quarter of 2017 are restructuring charges of $2.4 million. Excluding the restructuring charges, adjusted 2017 earnings from operations were $18.8 million.

Diluted earnings per share in the first quarter of 2018 were $0.74 compared to $0.31 per share in the first quarter of 2017. Included in earnings per share in the first quarter of 2018 is the favorable impact of $0.42 due to the after-tax gain on our investment in Persol Holdings common stock. Effective in 2018, changes in the fair value of our investment in Persol Holdings common stock will be reflected as gains or losses on our Consolidated Statement of Earnings below earnings from operations. Included in earnings per share in the first quarter of 2017 is the unfavorable impact of $0.04 related to restructuring charges. The impacts of these adjustments are more fully described in the included reconciliation of non-GAAP measures.

Notwithstanding a tightening labor market across all categories, Corona expressed confidence in Kelly’s direction, stating: “In the first quarter we saw top-line growth, robust growth in fees, and upward momentum in Outcome-Based Services. As our growth in the first quarter was at a slower pace, we are closely monitoring market dynamics to ensure our expenses are in line with our expected revenue and GP growth. We will continue to focus on our strengths, make strategic investments in technology to connect with talent and customers like never before and pursue our strategy with urgency.”

Kelly also reported that on May 9, its board of directors declared a dividend of $0.075 per share. The dividend is payable June 6, 2018 to shareholders of record as of the close of business on May 22, 2018.

In conjunction with its first quarter earnings release, Kelly Services has published a financial presentation on the Investor Relations page of our public website and will host a conference call at 9:00 a.m. (ET) on May 10 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone:

U.S.	1 800 288-9626

International	1 651 291-5254
The pass code is Kelly Services

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties.  These factors include, but are not limited to, competitive market pressures including pricing and technology introductions and disruptions, changing market and economic conditions, our ability to achieve our business strategy, the risk of damage to our brand, the risk our intellectual property assets could be infringed upon or compromised, our ability to successfully develop new service offerings, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, our increasing dependency on third parties for the execution of critical functions, the risks associated with past and future acquisitions, exposure to risks associated with investments in equity affiliates including PersolKelly Asia Pacific, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, risks associated with conducting business in foreign countries, including foreign currency fluctuations, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyber attacks or other breaches of network or information technology security, our ability to sustain critical business applications through our key data centers, our ability to effectively implement and manage our information technology projects, our ability to maintain adequate financial and management processes and controls, risk of potential impairment charges triggered by adverse industry developments or operational circumstances, unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, the impact of changes in laws and regulations (including federal, state and international tax laws), competition law risks, the risk of additional tax or unclaimed property liabilities in excess of our estimates, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission.  Actual results may differ materially from any forward looking statements contained herein, and we have no intention to update these statements.

About Kelly Services®

As a global leader in providing workforce solutions, Kelly Services, Inc. (Nasdaq: KELYA, KELYB) and its subsidiaries, offer a comprehensive array of outsourcing and consulting services as well as world-class staffing on a temporary, temporary-to-hire, and direct-hire basis. Kelly® directly employs nearly 500,000 people around the world in addition to having a role in connecting thousands more with work through its global network of talent suppliers and partners. Revenue in 2017 was $5.4 billion.  Visit kellyservices.com and connect with us on Facebook, LinkedIn, and Twitter.

KLYA-FIN

# # #

ANALYST & MEDIA CONTACT:
James Polehna
(248) 244-4586
james_polehna@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED APRIL 1, 2018 AND APRIL 2, 2017
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2018	2017	Change		Change	Change

Revenue from services	$1,369.9	$1,289.7	$80.2		6.2%	3.5%

Cost of services	1,131.7	1,058.1	73.6		7.0

Gross profit	238.2	231.6	6.6		2.9	0.5

Selling, general and administrative expenses	226.2	215.2	11.0		5.1	2.9

Earnings from operations	12.0	16.4	(4.4)		(26.4)

Gain on investment in Persol Holdings	23.7	—	23.7		100.0

Other expense, net	(1.7)	(1.6)	(0.1)		(4.1)

Earnings before taxes and equity in net earnings (loss) of affiliate	34.0	14.8	19.2		131.1

Income tax expense	6.4	2.7	3.7		137.0

Net earnings before equity in net earnings (loss) of affiliate	27.6	12.1	15.5		129.8

Equity in net earnings (loss) of affiliate	1.5	0.1	1.4		NM

Net earnings	$29.1	$12.2	$16.9		139.0%

Basic earnings per share	$0.74	$0.31	$0.43		138.7%
Diluted earnings per share	$0.74	$0.31	$0.43		138.7%

STATISTICS:

Permanent placement income (included in revenue from services)	$16.6	$13.5	$3.1		23.2%	17.0%

Gross profit rate	17.4%	18.0%	(0.6)	pts.

Conversion rate	5.0	7.1	(2.1)

% Return:
Earnings from operations	0.9	1.3	(0.4)
Net earnings	2.1	0.9	1.2

Effective income tax rate	18.8%	18.4%	0.4	pts.

Average number of shares outstanding (millions):
Basic	38.6	38.3
Diluted	38.9	38.7

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter

			%		CC %
	2018	2017	Change		Change
AMERICAS STAFFING
Revenue from services	$604.3	$573.1	5.4%		5.0%
Gross profit	108.0	105.3	2.6		2.3
SG&A expenses excluding restructuring charges	91.9	83.7	9.9		9.4
Restructuring charges	—	0.4	(100.0)		(100.0)
Total SG&A expenses	91.9	84.1	9.4		9.0
Earnings from operations	16.1	21.2	(24.2)
Earnings from operations excluding restructuring charges	16.1	21.6	(25.5)

Gross profit rate	17.9%	18.4%	(0.5)	pts.
Conversion rate	14.9	20.1	(5.2)
Conversion rate excluding restructuring charges	14.9	20.5	(5.6)
Return on sales	2.7	3.7	(1.0)
Return on sales excluding restructuring charges	2.7	3.8	(1.1)

GLOBAL TALENT SOLUTIONS
Revenue from services	$485.8	$487.3	(0.3)%		(0.8)%
Gross profit	91.8	90.5	1.5		0.4
SG&A expenses excluding restructuring charges	75.8	73.2	3.5		2.1
Restructuring charges	—	2.0	(100.0)		(100.0)
Total SG&A expenses	75.8	75.2	0.8		(0.6)
Earnings from operations	16.0	15.3	5.0
Earnings from operations excluding restructuring charges	16.0	17.3	(7.1)

Gross profit rate	18.9%	18.6%	0.3	pts.
Conversion rate	17.5	16.9	0.6
Conversion rate excluding restructuring charges	17.5	19.1	(1.6)
Return on sales	3.3	3.1	0.2
Return on sales excluding restructuring charges	3.3	3.5	(0.2)

INTERNATIONAL STAFFING
Revenue from services	$284.7	$233.6	21.9%		8.9%
Gross profit	39.1	36.4	7.3		(4.1)
Total SG&A expenses	34.1	31.2	9.3		(1.4)
Earnings from operations	5.0	5.2	(4.9)

Gross profit rate	13.7%	15.6%	(1.9)	pts.
Conversion rate	12.7	14.4	(1.7)
Return on sales	1.7	2.2	(0.5)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	April 1, 2018	Dec. 31, 2017	April 2, 2017
Current Assets
Cash and equivalents	$36.6	$32.5	$46.0
Trade accounts receivable, less allowances of
$14.3, $12.9 and $11.9, respectively	1,290.7	1,286.7	1,164.6
Prepaid expenses and other current assets	70.4	65.1	59.0
Total current assets	1,397.7	1,384.3	1,269.6

Noncurrent Assets
Property and equipment, net	84.3	86.1	79.0
Deferred taxes	187.8	183.4	183.5
Goodwill	107.3	107.1	88.4
Investment in Persol Holdings	265.2	228.1	169.6
Investment in equity affiliate	118.9	117.4	114.9
Other assets	275.4	271.8	230.1
Total noncurrent assets	1,038.9	993.9	865.5

Total Assets	$2,436.6	$2,378.2	$2,135.1

Current Liabilities
Short-term borrowings	$33.4	$10.2	$—
Accounts payable and accrued liabilities	529.9	537.7	471.9
Accrued payroll and related taxes	283.1	287.4	276.5
Accrued insurance	25.3	25.7	22.3
Income and other taxes	62.5	65.2	54.7
Total current liabilities	934.2	926.2	825.4

Noncurrent Liabilities
Accrued insurance	49.1	49.9	43.3
Accrued retirement benefits	178.7	178.1	164.3
Other long-term liabilities	83.3	72.5	52.4
Total noncurrent liabilities	311.1	300.5	260.0

Stockholders' Equity
Common stock	40.1	40.1	40.1
Treasury stock	(27.9)	(35.2)	(38.1)
Paid-in capital	21.1	32.2	31.5
Earnings invested in the business	1,153.2	983.6	932.9
Accumulated other comprehensive income	4.8	130.8	83.3
Total stockholders' equity	1,191.3	1,151.5	1,049.7

Total Liabilities and Stockholders' Equity	$2,436.6	$2,378.2	$2,135.1

STATISTICS:
Working Capital	$463.5	$458.1	$444.2
Current Ratio	1.5	1.5	1.5
Debt-to-capital %	2.7%	0.9%	—%
Global Days Sales Outstanding	57	55	55
Year-to-Date Free Cash Flow	$(8.7)	$46.2	$21.8

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED APRIL 1, 2018 AND APRIL 2, 2017
(UNAUDITED)
(In millions of dollars)

	2018	2017
Cash flows from operating activities:
Net earnings	$29.1	$12.2
Noncash adjustments:
Depreciation and amortization	6.3	5.3
Provision for bad debts	1.7	1.5
Stock-based compensation	2.5	4.4
Gain on investment in Persol Holdings	(23.7)	—
Other, net	(1.4)	(0.2)
Changes in operating assets and liabilities	(18.6)	1.4

Net cash (used in) from operating activities	(4.1)	24.6

Cash flows from investing activities:
Capital expenditures	(4.6)	(2.8)
Other investing activities	(0.3)	—

Net cash used in investing activities	(4.9)	(2.8)

Cash flows from financing activities:
Net change in short-term borrowings	23.2	—
Dividend payments	(2.9)	(2.9)
Payments of tax withholding for stock awards	(6.2)	(0.5)
Other financing activities	—	(0.1)

Net cash from (used in) financing activities	14.1	(3.5)

Effect of exchange rates on cash, cash equivalents and restricted cash	(0.9)	(2.0)

Net change in cash, cash equivalents and restricted cash	4.2	16.3
Cash, cash equivalents and restricted cash at beginning of period	36.9	34.3

Cash, cash equivalents and restricted cash at end of period	$41.1	$50.6

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	First Quarter (Americas, International and GTS)

			%	CC %
	2018	2017	Change	Change

Americas
United States	$974.7	$955.6	2.0%	2.0%
Canada	33.6	34.1	(1.4)	(5.9)
Mexico	30.4	23.8	27.6	18.2
Puerto Rico	19.8	17.7	12.2	12.2
Brazil	9.5	13.3	(29.1)	(28.1)
Total Americas	1,068.0	1,044.5	2.3	1.9

EMEA
France	71.9	60.8	18.4	2.6
Portugal	51.1	36.3	40.7	22.0
Switzerland	49.7	48.3	2.9	(2.8)
United Kingdom	29.0	20.2	43.8	28.0
Russia	26.1	22.8	14.6	11.4
Italy	20.5	13.7	49.7	29.7
Germany	16.4	13.2	24.8	8.2
Ireland	11.3	7.7	45.5	26.2
Norway	8.4	7.6	9.5	1.8
Other	12.4	10.4	19.6	3.7
Total EMEA	296.8	241.0	23.2	10.0

Total APAC	5.1	4.2	19.9	14.7

Total Kelly Services, Inc.	$1,369.9	$1,289.7	6.2%	3.5%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOR THE 13 WEEKS ENDED APRIL 1, 2018 AND APRIL 2, 2017
(UNAUDITED)
(In millions of dollars except per share data)

	First Quarter
	2018	2017

Earnings from operations	$12.0	$16.4
Restructuring charges (Note 1)	—	2.4
Adjusted earnings from operations	$12.0	$18.8

	First Quarter
	2018	2017

Net earnings	$29.1	$12.2
Gain on investment in Persol Holdings, net of taxes (Note 2)	(16.4)	—
Restructuring charges, net of taxes (Note 1)	—	1.7
Adjusted net earnings	$12.7	$13.9

	First Quarter
	2018	2017
	Per Share
Net earnings	$0.74	$0.31
Gain on investment in Persol Holdings, net of taxes (Note 2)	(0.42)	—
Restructuring charges, net of taxes (Note 1)	—	0.04
Adjusted net earnings	$0.32	$0.35

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2017 restructuring charges and 2018 gain on investment in Persol Holdings is useful to understand the Company's fiscal 2018 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a more meaningful comparison of current period operating performance with the operating results of prior periods. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Restructuring charges in 2017 represent costs related primarily to optimizing our GTS service delivery models to deliver expected cost savings.

(2) Gain on investment in Persol Holdings in 2018 represents the change in fair value of the investment during the period presented.